                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                             EARTHSHELL CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             EARTHSHELL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON MAY 8, 2001


     The 2001 Annual Meeting of Stockholders of EarthShell Corporation (the "Company") will be held at the Radisson Hotel Santa Barbara, 1111 E. Cabrillo Boulevard, Santa Barbara, California 93103, on May 8, 2001 at 10:00 a.m. Pacific Daylight Time, for the purposes of:

          (1) Electing seven directors to serve until the 2002 annual meeting of stockholders and until their successors are elected and have qualified; and

          (2) Transacting such other business as may properly come before the meeting and at any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 20, 2001 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof, and only holders of record of the Company's common stock at the close of business on that date will be entitled to receive notice of, and to vote at, the Annual Meeting.

     You are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used as long as, in accordance with the Company's Bylaws, you have notified the Secretary in writing of your intention to revoke your proxy before your proxy has been voted.

                                           By Order of the Board of Directors

                                           /s/ D. SCOTT HOUSTON
                                           -------------------------------------
                                           D. Scott Houston
                                           Secretary


Santa Barbara, California
April 2, 2001

                             EARTHSHELL CORPORATION


                           ---------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 8, 2001

     This Proxy Statement is furnished to the stockholders of EarthShell Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Radisson Hotel Santa Barbara, 1111 E. Cabrillo Boulevard, Santa Barbara, California 93103, at 10:00 a.m. Pacific Daylight Time, on May 8, 2001, and at any and all adjournments or postponements thereof. This Proxy Statement and the form of proxy were mailed on or about April 9, 2001 to all stockholders entitled to vote at the Annual Meeting.

     The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors and officers of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company has retained the services of U.S. Stock Transfer Corporation to assist in the solicitation of proxies from brokerage houses, banks and other custodians or nominees holding stock in their names for others.

RECORD DATE AND VOTING

     On March 20, 2001, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, the Company had 107,780,305 shares of common stock, par value $.0l per share (the "Common Stock"), outstanding. Each such share of Common Stock is entitled to one vote on all matters properly brought before the meeting. The vote of a plurality of the shares cast in person or by proxy is required to elect a nominee for director. With respect to the election of each director at the Annual Meeting, each holder of Common Stock is entitled to vote the number of shares owned by such stockholder. The nominees who receive the greater number of votes, up to the number of directors then to be elected, shall be the persons then elected. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise. The vote of a majority of shares present in person or by proxy and entitled to vote is required to approve the Proposals set forth below.

     Presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions or broker non-votes are counted for purposes of determining the presence of a quorum for transaction of business. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted, and therefore counted in the tabulation of the votes cast on a proposal with the effect of a negative vote. Broker non-votes are shares which are represented at the Annual Meeting which a broker or nominee has indicated it does not have discretionary authority to vote on with respect to a particular matter. A broker non-vote will generally have the effect of a negative vote.

     Simon K. Hodson and D. Scott Houston, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Mr. Hodson is a director of the Company.

     UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE PROXY, ALL SHARES OF COMMON STOCK REPRESENTED BY VALID PROXIES RECEIVED PURSUANT TO THIS SOLICITATION (AND NOT REVOKED IN WRITING BEFORE THEY ARE VOTED) WILL BE VOTED AT THE ANNUAL MEETING FOR THE NOMINEES NAMED BELOW FOR ELECTION AS DIRECTORS AND FOR THE PROPOSALS DESCRIBED HEREIN. With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. Under the Company's Bylaws, stockholder proposals may be made at the Annual Meeting only pursuant to a timely notice in writing delivered or mailed to the Secretary of the Company. To be timely, a stockholder's written notice must be delivered or mailed to the Secretary at the Company's offices at 800 Miramonte Drive, Santa Barbara, California 93109 not more than the tenth day following the first public announcement of the Annual Meeting. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting, provided, however, that, in accordance with the Company's Bylaws, the stockholder has delivered to the Secretary a written notice of the stockholder's intention to revoke the proxy and vote in person prior to the voting of the proxy.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is currently comprised of seven members. All directors are elected each year at the annual meeting of stockholders.

     In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified. The Board of Directors expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable for election, the shares of Common Stock represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies.

     Under the Company's Bylaws, nominations of persons for election to the Board, other than those made by or at the direction of the Board, may be made at the Annual Meeting only pursuant to a timely notice delivered or mailed to the Secretary of the Company. To be timely, a stockholder's written notice must be delivered or mailed to the Secretary at the Company's offices at 800 Miramonte Drive, Santa Barbara, California 93109 not more than the tenth day following the first public announcement of the Annual Meeting.

     The following table sets forth the name and age of each director, the year the director was first elected and his or her position with the Company.



NAME                            AGE     POSITION                                   DIRECTOR SINCE
----                            ---     --------                                   --------------

Essam Khashoggi                 61      Chairman of the Board                           1992
Simon K. Hodson                 46      Vice Chairman of the Board,                     1992
                                        Chief Executive  Officer and President
John Daoud                      65      Director                                        1992
Layla Khashoggi                 43      Director                                        1992
Howard J. Marsh                 76      Director                                        1999
Lynn Scarlett                   51      Director                                        1999
Michael S. Noling               62      Director                                        2001

-------------------------------

     The following is a biographical summary of the experience of the nominees for director of the Company.

     ESSAM KHASHOGGI has served as Chairman of the Board of the Company since its organization in November 1992. Mr. Khashoggi also served as Chairman of the Management Committee and Chief Executive Officer of E. Khashoggi Industries, LLC ("EKI") and its predecessor entity, E. Khashoggi Industries, since their organization in October 1997 and June 1991, respectively. Mr. Khashoggi additionally serves on the representation boards of the joint venture entities the Company has formed with certain of its licensees. Mr. Khashoggi has served as a director and officer of a number of domestic and foreign companies engaged in licensing, manufacturing, real estate, marketing and design and he has served as a Trustee for the University of California Santa Barbara Foundation.

     SIMON K. HODSON has served as Vice Chairman of the Board and Chief Executive Officer of the Company since its organization in November 1992, and as President of the Company since May 1999 and previously from December 1995 until May 1996. Mr. Hodson has also served as President and Vice Chairman of EKI and its predecessor entity since their organization in October 1997 and June 1991, respectively, and as President and Vice Chairman of Concrete Technology Corporation since August 1987. Mr. Hodson was President of National Cement & Ceramics Laboratories, Inc., a company previously engaged in materials science research, from June 1990 through 1995. He is a co-inventor of 62 issued U.S. patents and 37 issued foreign patents, as of March 15, 2001, all belonging to EKI.

     JOHN DAOUD has served as a Director of the Company since its organization in November 1992. Mr. Daoud served as Secretary of the Company from October 1996 through December 1999 and as the Assistant Secretary of the Company from June 1993 until October 1996. Mr. Daoud also served as the Chief Financial Officer and Secretary of EKI and its predecessor entity since their organization in October 1997 and June 1991, respectively. Mr. Daoud has also served as the Manager and Principal Officer of Condas International, LLC and its predecessor since 1987. Since 1972, Mr. Daoud has advised Mr. Khashoggi and his affiliated entities on certain financial matters both in an individual capacity as well as Manager and Principal Officer of Condas International, LLC and its predecessor. From 1970 to 1972, Mr. Daoud was a Senior Auditor with Price Waterhouse and Company.

     LAYLA KHASHOGGI has served as a Director of the Company since its organization in November 1992. Ms. Khashoggi has also been a member of the Management Committee of EKI since its organization in October 1997 and a Director of CTC for the past five years. Ms. Khashoggi has served as an Executive Committee member of the Laguna Blanca School Board, Chairman of the Development Committee of Laguna Blanca School, Site Council Member of San Marcos High School, Co-Chairman of the Budget Committee of San Marcos High School, Executive Committee member of the Santa Barbara Zoo Board, Chairman of the Marketing Committee of the Santa Barbara Zoo Board, and member of the Board of Trustees of the Santa Barbara Public Education Foundation. Ms. Khashoggi is Essam Khashoggi's spouse.

     HOWARD J. MARSH served as Secretary of the Company from its inception through October 1996 and served as a full-time consultant of EKI from 1989 through 1993. Mr. Marsh was appointed a Director of the Company in April 1999. In 1989, Mr. Marsh joined Concrete Technology Corporation, a predecessor of EKI, as a consultant. Prior to joining the Company, Mr. Marsh served for several years as an attorney and subsequently, as a shareholder and member of the Board of Directors of Parsons, Behle & Latimer. From 1970 to 1973, Mr. Marsh was President of Kona-Post Corporation. From 1960 to 1969, Mr. Marsh served as General Counsel for Harvest Queen Mill & Elevator Co. and affiliated companies and started his own private law practice. Mr. Marsh also served for several years in government service, including service as a Special Agent in the FBI. Mr. Marsh is presently the President of Tippyune, Inc., a family owned corporation.

     LYNN SCARLETT has served as a Director of the Company since May 1999. Ms. Scarlett has served as President and Chief Executive Officer of Reason Foundation since January 2001. From 1997 to 2000 Ms. Scarlett served as Executive Director and from 1990-1996 as Vice President of Research for Reason Public Policy Institute, a subsidiary of Reason Foundation. Since 1994, Ms. Scarlett has served as Chair of the Inspection and Maintenance Review Committee, an appointment made by former California Governor Pete Wilson. In addition, Ms. Scarlett served as a panelist on the Environmental Protection Agency's "Pay-as-You-Throw" project in 1995 and as Technical Advisor to the Solid Waste Association of North America's Integrated Waste Management Project from 1995-1996. She served as a consultant to the California Department of Conservation to reassess the state's bottle bill in 1997. Ms. Scarlett also served as Advisor to the Houghton-Mifflin "Encyclopedia of the Environment" project from 1992 to 1994 and contributed to the entry on source reduction. Ms. Scarlett is a member of the Board of Trustees of the Laguna Blanca School in Santa Barbara, the University of California, Santa Barbara Foundation, and Girls Inc. of Carpinteria.

     MICHAEL S. NOLING has served as Director of the Company since March 2001. From September 1993 until June 1995, Mr. Noling served Wavefront Technologies as President and Chief Executive Officer and was a member of the Board of Directors. In June 1995, Wavefront was acquired by Silicon Graphics. Mr. Noling served as a consultant to the new company until December 1996. Previously, Mr. Noling had been a Managing Partner in Andersen Consulting (now Accenture). Mr. Noling currently serves as Board Chair and Audit Committee Chair of Motion Engineering, Centric Software, and Web Associates. Mr. Noling served on the Board of Transoft Networks from December 1996 until May 1999, when it was acquired by Hewlett Packard. Mr. Noling served on the Board of Mustang.com from May 1995 until May 2000, when it was acquired by Quintus Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Executive Committee of the Board of Directors consists of Messrs. Khashoggi, Hodson and Daoud. The Audit Committee consists of Messrs. Noling and Marsh and Ms. Scarlett. The Compensation Committee consists of Messrs. Khashoggi and Marsh and Ms. Scarlett. The Stock Option Committee is comprised of Messrs. Khashoggi and Marsh and Ms. Scarlett. The Conflicts Committee is comprised of Mr. Marsh and Ms. Scarlett. The Company does not have a nominating committee.

EXECUTIVE COMMITTEE

     The Executive Committee met routinely during 2000 as requested by senior management to discuss strategy policy and budgetary items. The primary function of the Executive Committee is to perform all of the duties otherwise vested in the Board of Directors when the Board is not in session, except for the following matters which have not been delegated to the Executive Committee: (1) declaring cash or stock dividends or distributions to stockholders of the Company; (2) taking action on matters otherwise specifically delegated to other committees of the Board of Directors; (3) amending or repealing the Certificate of Incorporation or Bylaws of the Company or adopting new ones; (4) approving a plan of merger, acquisition or divestiture or sale, lease or exchange of substantially all of the business, properties or assets of the Company; (5) authorizing or approving the issuance or sale of shares of stock of the Company;
(6) authorizing the Company to perform or make a contract or commitment that is not contemplated by, or that has a financial commitment by the Company that exceeds the applicable amount budgeted under the Operating Budget or Capital Budget that has been approved by the Board of Directors, if such contract or commitment, together with any other such contract or commitment, involves a payment by the Company of more than $1 million in the aggregate, and (7) electing or removing officers or directors or members of any committee of the Board of Directors.

COMPENSATION COMMITTEE

     The Compensation Committee held two meetings in 2000. The functions of the Compensation Committee include: (1) reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for the senior executive officers of the Company; (2) reviewing and commenting upon new executive compensation programs that the Company proposes to adopt; (3) periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance; (4) ensuring that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders; (5) participating in the preparation of certain portions of the Company's annual proxy statement; (6) if necessary, hiring a compensation expert to provide independent advice on compensation levels and (7) ensuring that the Company undertakes appropriate planning for management succession and advancement.

AUDIT COMMITTEE

     The Audit Committee held two meetings in 2000. The functions of the Audit Committee include: (1) recommending the engagement of an accounting firm to act as the Company's independent external auditor (the "Auditor"); (2) reviewing the Auditor's compensation, the proposed terms of its engagement, its independence and its performance during each year of its engagement; (3) reviewing the Company's annual financial statements and any significant disputes between management and the Auditor that arise in connection with the preparation of those financial statements; (4) reviewing the results of each external audit; (5) reviewing the procedures employed by the Company in preparing published quarterly financial statements and related management commentaries; (6) reviewing any major changes proposed to be made in auditing and accounting principles and practices in connection with the Company's financial statements; (7) reviewing the adequacy of the Company's internal financial controls and (8) if the Company has appointed a Director of Internal Audit, meeting periodically with the individual to evaluate compliance with the foregoing duties.

STOCK OPTION COMMITTEE

     The Stock Option Committee held one meeting in 2000. The Stock Option Committee is responsible for administering the Company's 1994 Stock Option Plan and 1995 Stock Incentive Plan (the "Plans") including, without limitation, the following: (1) adopting, amending and rescinding rules relating to the Plans;
(2) determining who may participate in the Plans and what awards may be granted to such participants; (3) granting awards to participants and determining the terms and conditions thereof, including the number of shares of Common Stock issuable pursuant to the awards; (4) determining the terms and conditions of options automatically granted to directors pursuant to the Plans; (5) determining whether and the extent to which adjustments are required pursuant to the anti-dilution provisions of the Plans and (6) interpreting and construing the Plans and the terms and conditions of any awards granted thereunder.

CONFLICTS COMMITTEE

     The Conflicts Committee held one meeting in 2000. The functions of the Conflicts Committee include: (1) reviewing proposed transactions between the Company and (a) interested directors, (b) a controlling stockholder, (c) the parent of the Company or (d) other similar transactions that involve possible questions of conflicts or self-dealing; (2) reviewing transactions or conduct involving the Company and an "interested" director to determine whether the transaction is on at least as favorable terms to the Company as might be available from other third parties; (3) reviewing the fairness of a transaction having self-dealing elements to determine whether it is reasonably likely to further the Company's business activities; (4) reviewing the fairness of a transaction having self-dealing elements to determine whether the process by which the decision was approved or ratified is fair; (5) ensuring that minority public stockholders that are affected by a proposal receive fair treatment; (6) ensuring that all conflict-of-interest transactions are disclosed in the Company filings with the Securities and Exchange Commission and (7) if necessary, retaining an independent expert to determine the advisability of the Company's entering into a transaction involving a possible conflict of interest and to determine fair terms for such a proposed transaction.

BOARD AND COMMITTEE ATTENDANCE AND COMPENSATION

     In 2000 the Board of Directors held ten meetings. All directors attended at least 75% of the aggregate of Board and committee meetings (for committees on which each served) held in 2000.

AUDIT FEES

     For the year ended December 31, 2000, Deloitte & Touche, LLP, the Company's independent public accountants, will charge the Company approximately an aggregate of $80,000 for professional services rendered for the audit of the Company's financial statements for such period and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q during such period.

ALL OTHER FEES

     For the year ended December 31, 2000, Deloitte & Touche, LLP billed the Company an aggregate of $27,200 for all other services not described above under the caption "Audit Fees" during such period.

AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The

Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, and the Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has further considered whether the independent auditors' provision of non-audit services provided by the auditors to the Company is compatible with the firm's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

                                  Mr. Michael S. Noling;
                                  Mr. Howard J. Marsh; and
                                  Ms. Lynn Scarlett

     The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

COMPENSATION OF DIRECTORS

     Based on a study conducted by SCA Consulting LLC, the Board pays to each non-employee director an annual retainer fee of $20,000, payable quarterly, plus a fee of $1,000 for attending regular meetings and $500 for each additional day of committee meetings attended. Messrs. Khashoggi, Daoud, Noling and Marsh, as well as Ms. Khashoggi and Ms. Scarlett are currently considered to be non-employee directors of the Company.

     The 1995 Stock Incentive Plan, as amended, currently provides that each non-employee director automatically be granted options to purchase 25,000 shares of the Company's Common Stock, effective at the conclusion of each such annual meeting. All such stock options will (i) vest one year after grant, assuming the individual is serving as a director as of such vesting date, and (ii) have an exercise price equal to the "fair market value" of the underlying shares, which is defined in the Plan as the closing trading price on the day before each annual meeting. It is currently contemplated that the plan will be amended by the Board to change the vesting of director options such that the options will vest 25% at the end of each calendar quarter following grant, provided the director holding the option continues to serve as director at the end of such quarter.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL ONE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of each class of the Company's voting securities as of March 15, 2001, by (i) each person or company known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares, (ii) each director and director nominee of the Company, (iii) each of the Chief Executive Officer of the Company and the executive officers of the Company whose cash compensation exceeded $100,000 during the fiscal year ended December 31, 2000 (collectively, the "Named Executive Officers") and (iv) all directors and Named Executive Officers of the Company as a group.


                                                                      PERCENTAGE OF SHARES OF
                                             NUMBER OF SHARES OF           COMMON STOCK
NAME AND ADDRESS (1)                             COMMON STOCK               OUTSTANDING
---------------------------------------      -------------------      -----------------------

Essam Khashoggi (2)(3)................             63,411,208                     58.8%
Simon K. Hodson (4)....................                16,720                         *
John Daoud (5).........................                66,920                         *
Layla Khashoggi (3)....................                40,720                         *
Howard J. Marsh (6)....................                26,000                         *
Lynn Scarlett (6)......................                25,000                         *
Michael S. Noling......................                17,000                         *
D. Scott Houston (7)...................               354,500                         *
Vincent J. Truant (8)..................               107,500                         *
Richard M. DiPasquale (9)                              32,000                         *
Robin D. O'Dell (10)                                   18,750                         *
Directors and Named Executive Officers
  as a group (12 persons)..............            64,116,318                     59.5%
E. Khashoggi Industries, LLC...........            51,624,155                     47.9%
EKINVESCO..............................             5,399,334                      5.0%

-------------------------------
*    Indicates ownership of less than 1%.

(1) The address of all individuals, entities and shareholder groups listed in the table is c/o EarthShell Corporation, 800 Miramonte Drive, Santa Barbara, California 93109.

(2) Includes 51,624,155 shares held by E. Khashoggi Industries, LLC ("EKI"), and 5,399,334 shares held by EKINVESCO, each of which Mr. Khashoggi is the controlling owner. Also includes 6,392,959 shares held by other entities, including Concrete Technology Corporation ("CTC"), in which Mr. Khashoggi also has a controlling ownership interest. Mr. Khashoggi has sole voting and dispositive power with respect to all such 63,370,488 shares and is therefore deemed to be the beneficial owner of such shares.

(3) Includes options to purchase 40,720 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.

(4) Includes options to purchase 15,720 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable, but does not include any of the shares held by EKI or 860,871 shares held by CTC, in each of which Mr. Hodson holds a minority ownership interest.

(5) Includes options to purchase 25,000 shares of Common Stock issued to Mr. Daoud in his capacity as an officer of EKI and options to purchase 40,720 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.

(6) Includes options to 25,000 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.

(7) Represents options to purchase 137,550 shares of Common Stock issued under the 1994 Stock Option Plan and options to purchase 216,950 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.

(8) Represents options to purchase 107,500 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.

(9) Includes options to purchase 30,000 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.

(10) Represents options to purchase 18,750 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable, but which expire on March 30, 2001.

                               EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of each of the Company's executive officers. Subject to rights pursuant to any employment agreements, officers of the Company serve at the pleasure of the Board of Directors.


            NAME                AGE                            POSITION                           OFFICER SINCE
            ----                ---                            --------                           -------------

Simon K. Hodson                 46     Vice Chairman of the Board,  Chief Executive Officer and        1992
                                       President
D. Scott Houston                46     Chief Financial Officer and Secretary                           1992
Vincent J. Truant               53     Senior Vice President and Chief Marketing Officer               1998
Richard M. DiPasquale           43     Chief Technology Officer                                        2000
Per J. Andersen                 41     Chief Science Officer                                           2001

-------------------------------

     The following is a biographical summary of the experience of the three executive officers of the Company (other than Mr. Hodson, who is a director and is described above).

     D. SCOTT HOUSTON has served as Chief Financial Officer for the Company since October 1999 and Secretary for the Company since December 1999. From January 1999 to October 1999, Mr. Houston served as Senior Vice President of Corporate Planning and Assistant Secretary. From July 1993 until January 1999, Mr. Houston served as Chief Financial Officer of the Company. From August 1986 until joining the Company, he served EKI and its affiliates in various positions, including as Chief Financial Officer and Vice President of CTC from 1986 to 1990. From 1984 to 1986, Mr. Houston operated Houston & Associates, a consulting firm. From July 1980 until September 1983, Mr. Houston held various positions with the Management Information Consulting Division of Arthur Andersen & Co., an international accounting and consulting firm.

     VINCENT J. TRUANT has served as Senior Vice President and Chief Marketing Officer since March 2001. From October 1999 to March 2001 he served as Senior Vice President, Marketing, Environmental Affairs and Public Relations for the Company since October 1999. From March 1999 to October 1999 he served as Vice President, Marketing, Environmental Affairs and Public Relations, and from April 1998 to March 1999 as Vice President, Marketing and Sales. During a prior 14-year tenure at Sweetheart, Mr. Truant most recently served as Vice President and General Manager for the National Accounts Group and the McDonald's Corporation Strategic Business Units. Before joining Sweetheart, Mr. Truant was engaged in both domestic and international marketing assignments for Philip Morris Inc. and its subsidiaries. Before joining Philip Morris Inc., Mr. Truant held key marketing and sales positions with both Miller Brewing Company and Eli Lilly & Company.

     RICHARD M. DIPASQUALE has served as Chief Technology Officer for the Company since April 2000 and served as a consultant to the Company from January 2000 to April 2000. From April 1998 to December 1999 Mr. DiPasquale served as Chief Operating Officer for Data Exchange and prior to that as President, US Operations. During a prior 19-year tenure at Owens Corning, Mr. DiPasquale most recently served as President, Latin America Operating Division and from 1995-1996 as plant manager in Battice, Belgium directing all operations, including P&L management, for the largest glass fiber manufacturing facility in Europe.

     DR. PER JUST ANDERSEN has served as Chief Science Officer for the Company since January 2001. Dr. Andersen led EKI's technical development serving as Vice President of Product Engineering at EKI since he joined EKI from 1992 through December 2000. Dr. Andersen's prior professional experience includes work as a Project Manager and Industrial Researcher. From 1983 through 1992 Dr. Andersen served Royal Copenhagen Porcelain, the Technological Institute of Denmark and was a worldwide consultant in advanced concrete projects as a Senior Engineer at G.M. Idorn Consult, Inc. where he served as Manager of Materials Optimization and Instrumentation Development. Dr. Andersen has over 25 publications in international scientific journals, has co-authored several book chapters and has presented papers at professional meetings around the world. Dr. Andersen is a co-inventor of 56 issued U.S. patents and 37 issued foreign patents, as of March 20, 2001, all belonging to EKI.

     EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the Named Executive Officers. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during such period.


--------------------------------------------------------------------------------------------------------------------
                                            SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                                                                                     LONG TERM
                                                             ANNUAL COMPENSATION                COMPENSATION AWARDS
                                  FISCAL YEAR  ---------------------------------------------------------------------
            NAME AND                 ENDED                                      OTHER ANNUAL   SECURITIES UNDERLYING
       PRINCIPAL POSITION         DECEMBER 31    SALARY($)*      BONUS($)      COMPENSATION($)       OPTIONS(#)
--------------------------------------------------------------------------------------------------------------------

Simon K. Hodson.............          2000       $500,000             --          $5,100 (3)               --
    Vice Chairman of the Board,
    Chief Executive Officer and
    President
                                      1999        500,000             --          4,800  (3)               --
                                      1998        520,834 (1)   $500,000 (2)         625 (3)               --
--------------------------------------------------------------------------------------------------------------------
D. Scott Houston............          2000        320,498 (4)         --           5,100 (3)           30,000
    Chief Financial Officer and
    Secretary
                                      1999        290,311        145,000           4,800 (3)          250,000
                                      1998        254,167        180,000           1,050 (3)               --
--------------------------------------------------------------------------------------------------------------------
Vincent J. Truant...........          2000        275,000             --           5,100 (3)           20,000
    Senior Vice President and
    Chief Marketing Officer
                                      1999        231,266        351,000           4,800 (3)          200,000
                                      1998        150,000 (5)     50,000           1,125 (3)           75,000
--------------------------------------------------------------------------------------------------------------------
Richard M. DiPasquale.......          2000        177,083             --          87,500 (6)           30,000
    Chief Technology Officer
                                      1999             --                             --                   --
                                      1998             --             --              --                   --
--------------------------------------------------------------------------------------------------------------------
Robin D. O'Dell.............          2000        194,250 (7)     50,000           3,960 (3)
    Former Vice President,
    Business Development
                                      1999         70,961             --           1,419 (3)           75,000
                                      1998             --             --              --                   --
--------------------------------------------------------------------------------------------------------------------

-------------------------------
* The Company provides various prerequisites to its executives which are not disclosed in accordance with SEC regulations because the value of such prerequisites is less than 10% of the executive's salary.

(1) The $20,834 paid to Mr. Hodson in 1998 over and above his $500,000 annual salary, resulted from a change in the Company's payroll providers and a related change in the timing of salary payments.

(2) Represents the only bonus ever paid to Mr. Hodson by the Company since its inception.

(3)  Reflects payments under the Company's 401(k) plan.

(4) The $498 paid to Mr. Houston in 2000 over and above his $320,000 annual salary, resulted from a disbursement to Mr. Houston under the 1999 Cafeteria 125 Flexible Spending Plan.

(5) Reflects actual compensation paid to Mr. Truant from the commencement of his employment with the Company on May 1, 1998 through December 31, 1998. Mr. Truant's annual salary during this period was $225,000.

(6) Represents compensation paid to Mr. DiPasquale from January 3, 2000 through April 14, 2001, when he was employed by the Company as a consultant.

(7) Reflects actual compensation paid to Mr. O'Dell through December 29, 2000, the date of termination of his employment with the Company. Mr. O'Dell's annual salary was $198,000.

STOCK OPTION GRANTS IN 2000

     The following table sets forth information with respect to options to purchase shares of the Company's Common Stock granted in 2000 to the Chief Executive Officer and Named Executive Officers, excluding options granted in the officer's capacity as a director of the Company.

                                                                                             Potential Realizable Value at
                                                                                                Assumed Rates of Stock
                                                     Individual Grants                       Appreciation for Option Term (1)
                                    ------------------------------------------------------   -------------------------------
                                     Number of    % of Total
                                      Shares        Options
                                    Underlying    Granted to
                                     Options     Employees in  Exercise Price   Expiration
              Name                   Granted         2000        (per share)       Date            5%            10%
--------------------------------    ----------   ------------- --------------  ------------  --------------   --------------
Simon K. Hodson.................          --            --             --                                --               --
    Vice Chairman of the Board,
    Chief Executive Officer and
    President

D. Scott Houston................      30,000          3.5%           5.00         2/28/2010     $244,334.19      $389,061.37
    Chief Financial Officer and
    Secretary

Vincent J. Truant...............      20,000          2.4%           5.00         2/28/2010     $162,889.46      $259,374.25
    Senior Vice President and
    Chief Marketing Officer

Richard M. DiPasquale...........      30,000          3.5%           4.00          1/3/2010     $195,467.36      $311,249.10
    Chief Technology Officer

Robin D. O'Dell.................          --            --             --                --              --               --
    Former Vice President,
    Business Development


-------------------------------
(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. In each case, the Company used the market price of the Common Stock on the date of grant to compute the potential realizable values. The market price on the date of grant was $5.00 per share for Messrs. Houston and Truant and $4.00 per share for Mr. DiPasquale. Each of the options listed in the table is presently out-of-the-money.

AGGREGATED OPTION EXERCISES IN 2000 AND 2000 YEAR END OPTION VALUES

     The following table sets forth for the Chief Executive Officer and the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock.



                                                               Number of Securities         Value of Unexercised
                                                              Underlying Unexercised      In-The-Money Options at
                                                            Options at Fiscal Year End             Fiscal
                                                                       2000                    Year End 2000
                                                           ---------------------------- ----------------------------
                                  Shares
                               Acquired on       Value
Name and Principal Position      Exercise       Realized    Unexercisable  Exercisable   Unexercisable  Exercisable
---------------------------  ---------------   ----------  --------------- ------------ --------------- ------------
Simon K. Hodson.............                       --            --           15,720          --            --
    Vice Chairman of the
    Board, Chief Executive
    Officer and President

D. Scott Houston............       --              --          187,500       354,500                        --
    Chief Financial Officer
    and Secretary

Vincent J. Truant...........       --              --          187,500       107,500          --            --
    Senior Vice President
    and Chief Marketing
    Officer

Richard M. DiPasquale.......       --              --            --           30,000          --            --
    Chief Technology Officer

Robin D. O'Dell.............       --              --           56,250        18,750          --            --
    Former Vice President,
    Business Development


-------------------------------
(1) The closing price of the Common Stock on the NASDAQ Market on December 31, 2000 was $1.50.


EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     Simon Hodson entered into an employment agreement with the Company that expires on September 30, 2001. The agreement provides for an annual salary of $500,000, subject to annual review and increase at the discretion of the Board of Directors. Mr. Hodson may also be entitled to receive (i) an annual bonus, the amount of which shall be determined by the Compensation Committee of the Board of Directors and (ii) options or other rights to acquire the Company's Common Stock, under terms and conditions determined by the Stock Option Committee of the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Hodson may be terminated at any time with or without cause upon written notice.

     D. Scott Houston entered into an employment agreement with the Company effective October 15, 1993. Mr. Houston's employment agreement provides for an annual salary of $180,000, subject to annual review and increase at the discretion of the Board of Directors. The Board of Directors increased Mr. Houston's annual salary to $320,000, effective October 6, 1999. Mr. Houston's employment agreement provides that his employment is "at will" at the discretion of the Company, and that he may be terminated at any time with or without cause, upon thirty (30) days written notice.

     Vincent J. Truant entered into an employment agreement with the Company with a commencement date of May 1, 1998. The agreement provides for an annual salary of $225,000 and options to acquire 75,000 shares of the Company's Common Stock at an exercise price equal to $21.00 per share, which is the price at which the Company's Common Stock was first sold to the public in the Company's initial public offering. Pursuant to the agreement, Mr. Truant received a $50,000 signing bonus. The Board of Directors increased Mr. Truant's annual salary to $250,000 on September 29, 1999. The Board of Directors further increased Mr. Truant's salary to $275,000 effective January

1, 2000. Mr. Truant may also be entitled to receive (i) an annual bonus in an amount equal to one year's base salary, provided certain financial and other milestones are met by Mr. Truant and the Company, as determined by Mr. Truant and the Compensation Committee of the Board of Directors and, in the event such milestones are not met, or are significantly exceeded, such other lesser or greater bonus as the Compensation Committee shall determine and (ii) options or other rights to acquire the Company's Common Stock, under terms and conditions determined by the Stock Option Committee of the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Truant may be terminated at any time with or without cause upon thirty (30) days written notice, provided that, if the Company terminates Mr. Truant's employment for other than cause, he shall be entitled to severance pay equal to 100% of his annual base salary.

     Richard M. DiPasquale entered into an employment agreement with the Company effective April 15, 2000. Mr. DiPasquale's employment agreement provides for an annual salary of $250,000. Under the terms of the Agreement, Mr. DiPasquale was issued options to acquire 30,000 shares of the Company's common stock at a purchase price of $4.00 per share. Mr. DiPasquale may also be entitled to receive an annual bonus and incentive compensation in an amount equal to one year's base salary, provided certain financial and other milestones are met by Mr. DiPasquale and the Company, as determined by Mr. DiPasquale and the Compensation Committee of the Board of Directors. Pursuant to the terms of the agreement, the company agrees to pay up to $4,000 per year of professional organization dues and fees. Mr. DiPasquale may be terminated at any time with or without cause upon thirty (30) days written notice, provided that, if the Company terminates Mr. DiPasquale's employment for other than cause, he shall be entitled to severance pay equal to 100% of his annual base salary.

     Robin D. O'Dell terminated his employment with the Company effective December 29, 2000. Mr. O'Dell had entered into an offer of employment with the Company effective August 9, 1999 at an annual salary of $180,000. Under the terms of the offer, Mr. O'Dell received a guaranteed 1999 bonus payment of $50,000 and options to acquire 25,000 shares of the Company's Common Stock at an exercise price equal to $21.00 per share, which is the price at which the Company's Common Stock was first sold to the public in the Company's initial public offering.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% shareholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

     Based solely on the Company's review of the copies of such forms it has received and representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% shareholders have complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All decisions relating to executive compensation during 2000 were made by the Company's Compensation Committee, which was comprised of Messrs. Khashoggi and Rubinstein, and Ms. Scarlett. Mr. Rubinstein resigned from the Board of Directors effective December 31, 2000. None of the members were officers of the Company in 2000. Mr. Khashoggi is the controlling shareholder in EKI, the Company's principal stockholder with which the Company has certain relationships and related transactions described below. EKI owns a 47.9% beneficial ownership interest in the Company.

     Pursuant to an Amended and Restated License Agreement between the Company and EKI (the "License Agreement"), the Company has been granted a world-wide, exclusive, royalty-free license to utilize and sublicense others to utilize EKI's propriety technology in manufacturing, selling, and otherwise commercially developing EarthShell foodservice disposables. The License Agreement grants the Company exclusive rights to issued patents, pending patents and trade secrets to the extent that they relate to foodservice disposables produced from inorganic-based materials. The Company also has certain business, reporting, indemnification and confidentiality obligations under the License Agreement. At no additional cost to the Company, EKI has agreed to expand the License Agreement to include all meat tray products that constitute foodservice disposables.

     The Company and EKI entered into an Amended and Restated Agreement for Allocation of Patent Costs (the "Patent Agreement"), effective October 1, 1997. Under the Patent Agreement, until September 30, 1999, the Company was obligated to pay all costs associated with prosecuting, filing, maintaining or acquiring patents and patent applications in connection with patents and patent applications that are directly related to foodservice disposables. After September 30, 1999, the Company is obligated to pay all costs associated with prosecuting, filing, maintaining or acquiring patents and patent applications in connection with technology that primarily benefits the foodservice disposable applications licensed to the Company (as compared with applications of such patents and patent applications outside the foodservice disposables field of use). EKI will pay for all other patent related costs. EKI and the Company will review, on a biennial basis, the comparative benefits of each existing patent and patent application to determine whether the foodservice disposables licensed to the Company derive the principal benefits from the patent or patent application in question and will allocate the associated patent costs for the ensuing two-year period accordingly. Under the Patent Agreement, the Company paid or accrued legal fees amounting to $362,244 in 2000.

     As of January 1, 2001, the Company began directly managing and paying for the maintenance of the patent portfolio underlying its License Agreement with EKI and anticipates amending the Patent Agreement accordingly to reflect its reduced reliance on EKI.

     On February 16, 1998, EKI entered into a patent purchase agreement with a third party for the purchase of certain technology that is applicable to starch-based disposable packaging. Pursuant to the terms of the License Agreement, EKI is licensing such technology to the Company. In connection with this purchase, the Company entered an agreement to pay to EKI (for payment to the seller of the technology) $3.5 million on or about December 31, 2003. The Company's obligation will be reduced by 5% of the purchase price of any equipment purchased by EKI, the Company or its licensees or joint ventures from the seller of the technology. In addition, the Company is required to pay $3 million over the five-year period commencing January 1, 2004 if EKI, the Company or the Company's licensees or joint ventures have not purchased, by December 31, 2003, at least $35 million of equipment from the seller of the technology and EKI, the Company or the Company's licensees or joint ventures actively use the purchased technology.

     TECHNICAL SERVICES AGREEMENT

     In addition to the License Agreement and the Patent Agreement, effective October 1, 1997, the Company and EKI entered into an Amended and Restated Technical Services Agreement (the "Technical Services Agreement"). Pursuant to the Technical Services Agreement, which was scheduled to expire on December 31, 2002, the Company has a first priority right to the services of certain EKI technical personnel for technical services specifically requested by the Company based on established hourly billing rates and the Company reimburses EKI for out-of-pocket expenses related to specific research projects. The intercompany rates were compared to a market rate study previously prepared by an independent third party provider of similar services and were within the range of average market rates for each job classification. In addition, the Technical Services Agreement extends the sublease of the Company's office space in Santa Barbara, comprising approximately 1,600 square feet, through March 31, 2001, subject to the right of the Company to terminate the sublease on 30 days' written notice. In 2000, the Company paid or accrued $8,654,612 in costs for services performed under the Technical Services Agreement and $67,200 in sublease payments. Pursuant to resolutions adopted by the Board of Directors in 2000, the Company reimbursed EKI $117,289 for salaries and benefits paid by EKI for administrative support personnel during the twelve months ended December 31, 2000.

     As of January 1, 2001, the Company effectively terminated the Technical Services Agreement and hired directly from EKI the scientific, technical and administrative personnel it required for its business operations. Effective also on January 1, 2001, the Company assumed direct responsibility for the lease obligations related to the Company's office and laboratory space in Santa Barbara and will enter into a new lease for such space (cancelable on six-months' notice) beginning April 1, 2001. The Company has also purchased from EKI certain operating equipment and machinery, furniture, supplies, tools and leasehold improvements to facilitate the transfer of the EKI employees to the Company. The purchase price for such tangible personal property will equal the lesser of $900,000 or the appraised market value of the transferred property (determined by knowledgeable third-party appraisers). Payment of the purchase price has been deferred until the appraised value of the items has been confirmed and payments will be made thereafter in such periodic installments as the Company and EKI shall agree until the entire purchase price has been paid.

     The Company is in the process of revising the intercompany agreements to reflect the retention of such EKI employees and the Company's reduced reliance on EKI. EKI will remain obligated to fund all employee compensation, employee benefits and related costs, which accrue through December 31, 2000. The purpose for the foregoing arrangement is to simplify EarthShell operations and to reduce costs on a going forward basis.

     INDEBTEDNESS OWED TO EKI

As of December 31, 2000, the indebtedness owed by the Company to EKI totaled $266,312 under the Technical Services Agreement and the Patent Allocation Agreement.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") of the Board of Directors of EarthShell Corporation is pleased to present its annual report on executive compensation. This report describes the function of the Compensation Committee, the objectives of the Company's executive compensation program, the various components of compensation, and explains the basis upon which 2000 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the officers that are named in the compensation tables.

COMPENSATION COMMITTEE CHARTER

     The Committee is charged with the following responsibilities:

     - reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for the senior executive officers of the Company;

     - reviewing and commenting on new executive compensation programs that the Company proposes to adopt;

     - periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance;

     - ensuring that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders;

     - participating in the preparation of certain portions of the Company's annual proxy statement;

     - if necessary, hiring a compensation expert to provide independent advice on compensation levels; and

     - ensuring that the Company undertakes appropriate planning for management succession and advancement.

COMPENSATION PHILOSOPHY

     The primary objective of the Company's executive compensation program is to help the Company to achieve its strategic business objectives and to create value for the Company's stockholders by attracting, motivating and retaining highly qualified employees with outstanding ability. In addition, the compensation program is designed to promote teamwork, initiative and resourcefulness on the part of key employees whose performance and responsibilities directly affect Company profits. The compensation program strives to align compensation methods with stockholder interests to achieve desired results and, above all, to pay for performance.

COMPENSATION COMPONENTS

     The Company's executive compensation program consists of a mixture of base salary, cash bonuses and stock options. In determining the mix and total amount of compensation for each executive officer, the Compensation Committee subjectively considers the executive's overall value to the Company including past and expected contributions by the officer to the Company's goals. In addition, the Compensation Committee strives to balance short-term and long-term incentive compensation to achieve desired results.

     Shortly following the Company's initial public offering in March 1998, anticipating that it would be hiring several new executives as part of its next stage of development, the Company commissioned SCA Consulting LLC ("SCA"), a Los Angeles based executive compensation consulting firm, to update its executive compensation strategy and total pay structure. As part of its assignment, SCA developed a study of the compensation practices of newly public, development stage companies. The Compensation Committee will reference this study as it administers each of the three components of its executive compensation program to ensure that its compensation practices are competitive and that the overall compensation package appropriately attracts, motivates, rewards, and retains key employees with outstanding abilities.

     BASE SALARY. The Company has historically determined base salary for its executives based on qualifications, job requirements and competitive market salaries that such qualifications and job requirements command. As the Company grows, it will continue to rely on peer group competitive compensation practices to remain consistent and competitive in its compensation practices.

     Pursuant to an employment agreement effective October 15, 1993, Mr. D. Scott Houston, Chief Financial Officer and Secretary, received base compensation of $320,498, reflecting the effects of various adjustments since 1993. This figure also includes $498, which resulted from a disbursement to Mr. Houston under the 1999 Cafeteria 125 Flexible Spending Plan. The Company paid base compensation to Mr. Vincent Truant, Senior Vice President and Chief Marketing Officer in the amount of $275,000 for his services to the Company during 2000. The Company paid base compensation to Mr. Richard DiPasquale in the amount of $177,083 for his services to the Company for the portion of the year that he was employed by the Company in 2000. In addition, the Company paid to Mr. Robin O'Dell, former Vice President, base salary in the amount of $194,250, for the portion of the year that he was employed by the Company in 2000, reflecting the effects of his mid-year base salary increase from $180,000 to $198,000.

     Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be adjusted based upon their assessment of the individual's contribution to and financial growth of the Company as well as competitive pay levels. Based on the annual review of the Compensation Committee of the Board of Directors, Mr. O'Dell was granted a base salary increase of approximately 10% from $180,000 to $198,000 on March 15, 2000. This increase was granted in connection with his promotion to Vice President.

     BONUS. Bonuses may be granted for a fiscal year after the financial results for that fiscal year become available. The Compensation Committee meets to consider annual bonuses for each executive based on individual performance as well as overall financial results of the Company for the year. There is no plan requiring that bonuses be paid. However, pursuant to their employment agreements, certain executive officers may be entitled to receive an annual bonus, the actual amount of which shall be determined in the sole discretion of the Compensation Committee.

     The Compensation Committee considers bonus compensation in light of the accomplishment of specific milestones developed by management in support of the annual strategic plan.

     On March 13, 2001 the Compensation Committee met to review the performance of senior management for 2000 and to consider bonuses. Notwithstanding the important accomplishments of the year, due to the financial condition of the Company, the Compensation Committee elected not to grant bonuses to any member of senior management at this time.

     STOCK OPTIONS. The Company believes that significant equity interests in the Company in the form of stock options held by the Company's management serve to align the interests of the executive management team with shareholder interests. The Stock Option Committee, comprised of members of the Board of Directors, may grant stock options and restricted stock to executives and other key employees of the Company pursuant to the 1995 Stock Incentive Plan. In 2000, options to acquire 20,000 and 30,000 shares of the Company's Common Stock at a purchase price of $5.00 per share were granted to Messrs. Truant and Houston respectively. Options to acquire 30,000 shares at a purchase price of $4.00 per share of the Company's Common Stock were granted to Mr. DiPasquale. All prices per share equal the fair market value of the Company's Common Stock on the date of grant.

     The Stock Option Committee will continue to consider various methods to provide additional incentives to management and employees of the Company, including granting additional stock options and/or restricted stock. In determining the grants of stock options and restricted stock, the Stock Option Committee will take into account, among other things, the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed award recipient as well as the amount of prior grants.

COMPENSATION TO CHIEF EXECUTIVE OFFICER IN 2000

     Mr. Simon Hodson, the Company's Chief Executive Officer, received base compensation of $500,000 during 2000.

     Mr. Hodson's base salary was initially established by the Board of Directors prior to the formation of the Compensation Committee. It was based on the Board's assessment that Mr. Hodson was uniquely qualified to lead the Company through its early development stages. The Board determined that his vision for the Company, both from a technical and business viewpoint, would be pivotal to bringing the Company to the verge of commercializing its first product lines.

     A founder of the Company and co-innovator of the technology, Mr. Hodson has been a driving force in making the Company - as a corporation and as a new packaging concept - a reality. His concern for the environment, coupled with his visionary leadership and commitment, has helped the Company achieve its current state of development.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation over $1 million to certain executive officers unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Company did not pay any compensation in 2000 that would be subject to Code Section 162(m). The Compensation Committee intends to establish policies regarding qualification of compensation under Section 162(m) of the Code to the extent it considers such policies appropriate.


                               SUBMITTED BY THE COMPANY'S COMPENSATION COMMITTEE

                               Essam Khashoggi
                               Lynn Scarlett
                               Howard Marsh

                             STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total return of the Company, the S&P 500 Index and the Dow Jones Containers & Packaging Industry Group (USA). The measurement period for the comparison of the cumulative total return is from March 24, 1998, the first day of trading of the Common Stock on the National Association of Securities Dealers Automated Quotation System National Market (the "NASDAQ Market"), to December 31, 2000. The comparison assumes $100 was invested on March 24, 1998 in the Company's Common Stock and the foregoing index and assumes reinvestment of dividends before consideration of income taxes.

     The stock performance depicted in the graph below is not necessarily indicative of future performance. The Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or Exchange Act.


                       [PERFORMANCE GRAPH]

                   EARTHSHELL      S&P 500     DOW JONES
     CLOSE           INDEX          INDEX         CTR
--------------------------------------------------------
    3/24/98             100          100          100
    6/30/98              41          121           90
    9/30/98              31          109           62
   12/31/98              51          132           80
    3/31/99              41          138           76
    6/30/99              30          148           88
    9/30/99              16          139           73
   12/31/99              18          159           76
   03/31/00              18          163           64
   06/30/00              13          159           56
   09/30/00               5          157           48
   12/29/00               5          145           49

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     All relationships and related transactions reported in this Proxy Statement are included under the caption "Compensation Committee Interlocks and Insider Participation."

                                  OTHER MATTERS

     SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING. Stockholders interested in presenting a proposal for consideration at the Company's 2002 annual meeting of stockholders may do so by following the procedures prescribed by Rule 14a-8 under the Securities Act of 1934 and the Company's Bylaws. To be eligible for inclusion in the proxy statement and proxy card, stockholders proposals must be received by the Company's Secretary at the Company's offices at 800 Miramonte Drive, Santa Barbara, California 93109 no later than December 15, 2001. Stockholders who intend to present a proposal at the 2002 annual meeting, without including such proposal in the Company's proxy statement, must provide the Company's Secretary with written notice of such proposal no later than February 28, 2002.

     OTHER MATTERS. The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this proxy statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

     ANNUAL REPORT. The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended December 31, 2000, is being mailed herewith to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. SUCH REQUESTS SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 800 MIRAMONTE DRIVE, SANTA BARBARA, CALIFORNIA 93109-1419.

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.


                                         By Order of the Board of Directors

                                         /s/ D. SCOTT HOUSTON
                                         ---------------------------------------
                                         D. Scott Houston
                                         Secretary


Santa Barbara, California
April 2, 2001

                             EARTHSHELL CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of EarthShell Corporation, a Delaware corporation, acting under the Delaware General Corporation Law, hereby constitutes and appoints Simon K. Hodson and D. Scott Houston, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of said corporation to be held on May 8, 2001, at 10:00 a.m. Pacific Daylight Time, at the Radisson Hotel Santa Barbara, 1111 E. Cabrillo Boulevard, Santa Barbara, California, and at any adjournments thereof in connection therewith to vote and represent all of the shares of common stock of said corporation which the undersigned would be entitled to vote, as follows:

   (1)  ELECTION OF DIRECTORS

        / /  For the nominees listed below   / /  WITHHOLD AUTHORITY to vote for
                                                  the nominees listed below

        If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

             ESSAM KHASHOGGI                       LAYLA KHASHOGGI
             SIMON K. HODSON                       LYNN SCARLETT
             JOHN DAOUD                            HOWARD J. MARSH
             MICHAEL S. NOLING


   (2) OTHER BUSINESS: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF EARTHSHELL CORPORATION

     Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF AND AS A GRANT OF AUTHORITY TO VOTE ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the meeting.


                                       -----------------------------------------
                                                       Signature


                                       -----------------------------------------
                                             Signature (if held jointly)

                                       Please sign your name exactly as it
                                       appears on this Proxy. When signing as
                                       an attorney, executor, administrator,
                                       trustee or guardian, please give your
                                       full title as such.

     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

     I/we plan  / /     do not plan  / /  to attend the stockholders meeting.